   As Filed With the Securities and Exchange Commission on December 14, 2001

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


                                  -----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -----------


                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                     Delaware                              41-1293754
        -------------------------------               -------------------
        (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)               Identification No.)


                    4050 Calle Real, Santa Barbara, CA 93110
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                   -----------


                            2001 STOCK INCENTIVE PLAN
                        2001 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)


                                  -----------


                                 NEIL A. JOHNSON
              CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT
                  Fidelity National Information Solutions, Inc.
                    4050 Calle Real, Santa Barbara, CA 93110
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (805) 696-7000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            Proposed Maximum   Proposed Maximum
Title of Securities       Amount To Be       Offering Price        Aggregate        Amount of
  To Be Registered        Registered(1)       Per Share(2)      Offering Price   Registration Fee
=================================================================================================
Common Stock,
$.001 par value         6,270,000 shares(3)      $9.085            $ 56,962,950       $13,614.145
=================================================================================================
Common Stock,
$.001 par value        10,000,000 shares(4)      $9.085            $ 90,850,000       $21,713.15
=================================================================================================
     Totals:           16,270,000 shares                           $147,812,950       $35,327.295
=================================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 2001 Stock Incentive Plan (the "2001 Plan") and/or which may become issuable under the Registrant's 2001 Employee Stock Purchase Plan (the "2001 ESPP Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock .

(2) In accordance with Rule 457(c), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on December 13, 2001, which was $9.085 per share.

(3) Issuable pursuant to the 2001 Plan. Number adjusted to reflect (i) the reverse stock split (on July 31, 2001 the Registrant effected a one-for-seven reverse stock split, resulting in a change of the number of shares allocated to the 2001 Plan from 23,100,000 pre-split shares to 3,300,000 post-split shares) plus (ii) the automatic annual increases in shares eligible under the 2001 Plan through the life of the plan.

(4)  Issuable pursuant to the 2001 ESPP Plan.

                                     PART I

        In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the Fidelity National Information Solutions, Inc. 2001 Stock Incentive Plan, who have been granted stock options under such plan, and to individuals who participate in the Fidelity National Information Solutions, Inc. 2001 Employee Stock Purchase Plan, and are not being filed with or included in this Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Fidelity National Information Solutions, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2001, March 31, 2001 and September 30, 2001;

        (c) the Company's Current Reports on Forms 8-K, as filed on August 9, 2001 (as amended on October 15, 2001), October 1, 2001 and February 14, 2001;

        (d) the Company's Definitive Proxy Statement as filed on June 29, 2001; and

        (d) the description of the Registrant's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed on Form 10, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware Law.

        Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

        Number    Description
        ------    -----------
         4.1      2001 Stock Incentive Plan.

         4.2      2001 Employee Stock Purchase Plan

         5.1      Opinion of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation.

         23.1     Consent of Stradling Yocca Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2     Consent of KPMG LLP, independent auditors.

         23.3     Consent of Deloitte & Touche LLP, independent auditors.

         24.1     Power of Attorney (included on the signature page).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 11th day of December 2001.


                               FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.


                               By:  /s/ Eric D. Swenson
                                  ----------------------------------------------
                                        Eric D. Swenson
                                        President and Chief Operating Officer
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Fidelity National Information Solutions, Inc., do hereby make, constitute and appoint Eric D. Swenson and Neil A. Johnson, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                 Title                         Date
             ---------                                 -----                         ----
/s/ William P. Foley, II                        Chairman and Chief            December 11, 2001
------------------------------------            Executive Officer
        William P. Foley, II


/s/ Eric D. Swenson                             President and Chief           December 11, 2001
------------------------------------             Operating Officer
           Eric D. Swenson                 (Principal Executive Officer)


/s/ Neil A. Johnson                           Chief Financial Officer         December 11, 2001
------------------------------------        and Executive Vice President
           Neil A. Johnson                  (Principal Financial Officer)


             Signature                                 Title                         Date
             ---------                                 -----                         ----
/s/ Willie D. Davis                                  Director                 December 11, 2001
------------------------------------
           Willie D. Davis


/s/ Richard J. Freeman                               Director                 December 11, 2001
------------------------------------
        Richard J. Freeman


/s/ Earl Gallegos                                    Director                 December 11, 2001
------------------------------------
          Earl Gallegos


/s/ Bradley Inman                                    Director                 December 11, 2001
------------------------------------
          Bradley Inman


/s/ Patrick F. Stone                                 Director                 December 11, 2001
------------------------------------
        Patrick F. Stone


                                                     Director
------------------------------------
          Cary H. Thompson

                                  EXHIBIT INDEX




Number        Description
------        -----------
  4.1         2001 Stock Incentive Plan.

  4.2         2001 Employee Stock Purchase Plan

  5.1         Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation

 23.1         Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in the Opinion filed as Exhibit 5.1).

 23.2         Consent of KPMG LLP, independent auditors.

 23.3         Consent of Deloitte & Touche LLP, independent auditors.

 24.1         Power of Attorney (included on the signature page).